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                                                                   EXHIBIT 10.6

  THE BOARD OF DIRECTORS HAS ADOPTED THIS PLAN SUBJECT TO APPROVAL OF THE PLAN
                       BY THE STOCKHOLDERS OF POZEN INC.

                                   POZEN INC.

                          2001 LONG TERM INCENTIVE PLAN

                                    ARTICLE I
                                     Purpose

     1.1 The purpose of the POZEN Inc. Long Term Incentive Plan (the "Plan") is to provide long-term incentive compensation to Eligible Executives (as defined below) of POZEN Inc. and/or its subsidiaries (the "Company") who make substantial contributions to the success of the Company, to provide a means for such Eligible Executives to participate in such success, and to assist in attracting and retaining the highest quality individuals in key executive positions.

     1.2 Subject to approval by the stockholders of the Company, the Plan shall become effective as of July 25, 2001 and shall continue until December 31, 2006, unless extended by reapproval of the stockholders obtained no later than the first stockholders' meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan or unless earlier terminated by the Company pursuant to the terms of the Plan. No Awards (as defined below) shall be made pursuant to the Plan after its termination date, provided that Awards granted prior to the termination date may extend and be paid beyond that date.

     1.3 The Plan is intended to secure the full deductibility of incentive awards payable to the Senior Officers (as defined below) pursuant to the Plan. All compensation payable under this Plan to Senior Officers is intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                                   Definitions

The following words and phrases shall have the respective meanings set forth below (unless the context indicates otherwise).

     2.1 "Award" shall mean the stated cash amount(s) to which a Participant will be entitled upon achievement of targets based on Performance Goals established at the time the Award is granted.

     2.2 "Change of Control" shall mean the occurrence of any of the following:

         (i) Any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company or any trustee or fiduciary holding securities under an employee benefit plan of

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     the Company) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

         (ii) The consummation of (a) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (b) a sale or other disposition of all or substantially all of the assets of the Company, or (c) a liquidation or dissolution of the Company.

     2.3 "Committee" shall mean the Compensation Committee of the Company's Board of Directors, as the same from time to time may be constituted, provided that the committee shall consist solely of two (2) or more individuals, appointed by the Board to administer the Plan, who are "outside directors" to the extent required by and within the meaning of Section 162(m) of the Code, as amended from time to time.

     2.4 "Disability" shall mean, with respect to an Eligible Executive who is a Participant in the Plan, that a qualified medical doctor mutually acceptable to the Company and the Eligible Executive or the Eligible Executive's personal representative shall have certified in writing that: (i) the Eligible Executive is unable because of medically determinable physical or mental disability to perform substantially all of the duties of the Eligible Executive's employment with the Company for more than one hundred eighty (180) calendar days measured from the last full day of work; or (ii) by reason of mental or physical disability, it is unlikely that the Eligible Executive will be able, within one hundred eighty (180) calendar days, to resume substantially all business duties and responsibilities in which the Eligible Executive was previously engaged and otherwise discharge the Eligible Executive's duties as an employee of the Company.

     2.5 "Eligible Executive" shall mean an employee of the Company who is approved by the Committee, from time to time, for participation in the Plan.

     2.6 "Employer"" shall mean the Company or a subsidiary of the Company by whom the Participant is employed at the time in question.

     2.7 "Senior Officer" shall mean an officer within the meaning of Section 162(m) of the Code or any other officer designated by the Committee for purposes of exempting distributions under the Plan from Section 162(m)(3) of the Code.

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     2.8  "Participant" means any Eligible Executive to whom an Award has been granted pursuant to this Plan.

     2.9 "Performance Cycle" shall mean the period of time over which Performance Goals for an Award may be calculated and may consist of a portion of a year, a single year, a stated number of years, or otherwise, as determined by the Committee for each Award at the time such Award is granted.

     2.10 "Performance Goals" shall be objectively determinable and shall mean specified levels of, growth in, or achievement of one or more of the following: stock price, execution of strategic initiatives, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

     2.11 "Performance Ratios" shall mean target levels of performance of certain Performance Goals specified in an Award. Performance Goals may include a threshold level of performance below which no payment will be made under the Award, levels of performance at which specified percentages of the target amount under the Award will be paid, and a maximum level of performance above which no additional amount will be paid under the Award.

                                   ARTICLE III
                                   Eligibility

     3.1 Each Eligible Executive who is approved by the Committee, from time to time, shall be eligible for participation in the Plan.

     3.2 No Participant or other employee of the Company shall at any time have a right to participate in the Plan, despite having previously participated in the Plan.

                                   ARTICLE IV
      Selection of Participants, Grant of Awards and Administration of Plan

     4.1 The Committee shall determine, from time to time, those Eligible Executives who are to be granted Awards pursuant to the Plan.

     4.2 The Plan shall be administered by the Committee, and the Committee shall (1) construe and interpret the Plan, and (2) make such reasonable rules and regulations for the administration of the Plan as it deems advisable. Any determination by the Committee in administering, interpreting or construing the Plan in accordance with this Article shall be final, binding and conclusive for all purposes and upon all interested persons.

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                                    ARTICLE V
                          Award Determination; Payment

     5.1 Subject to the provisions below, the maximum amount payable under a single Award granted to a Participant shall not exceed $1,000,000.

     5.2 The Committee shall, in its sole discretion, approve or establish in writing the objective compensation formula or standard for each Award. The Committee shall establish in writing (i) the Performance Goals that must be met,
(ii) the Performance Cycle during which the Performance Goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the Performance Ratios for a Performance Goal are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The Performance Goals may relate to the Participant's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall establish the Performance Goals in writing either before the beginning of the Performance Cycle or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Cycle or (ii) the date on which 25% of the Performance Cycle has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The Performance Goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Committee shall have the discretion, as to each Participant, to reduce the amount of an Award that would otherwise be paid or to determine that no portion should be paid, but shall not have discretion to increase the amount that is payable under an Award.

     5.3 If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum Performance Ratio, in whole or in part, as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under
Section 162(m) of the Code. In the case of an Award to a Senior Officer, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles and all such events and items shall be excluded. The Committee shall also adjust performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder.

     5.4 Subject to the provisions of Sections 5.5 and 5.6, a Participant shall be entitled to receive payment under an Award as soon as practicable after the end of the Performance Cycle, or if such Performance Cycle extends over a stated number of years and the Award so provides, as soon as practicable after the Performance Goal(s) or Performance Ratios (as applicable), as specified in the Award, have been achieved. The Committee shall certify and announce the results for each Performance Cycle, or portion thereof (as applicable), to any affected Participant

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promptly following the end of such Performance Cycle or achievement of any
Performance Ratio thereunder, as applicable.

     5.5 Unless otherwise provided herein, each Award granted under the Plan shall be forfeited and canceled in all respects, and no cash shall be delivered or paid to the Participant thereof, in the event that the Performance Goal(s) for such Award are not attained or the Performance Ratio(s) attained for such Award are not at least equal to the minimum Performance Ratio(s) stated in the Award.

     5.6 If a Participant ceases to be employed by, or provide service to, the Company during a Performance Cycle, or if other conditions established by the Committee are not met, the Participant's Award, to the extent not earned as of the date of such cessation of employment or service, shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. The Committee may provide that an Award shall be payable, in whole or in part, in the event of the Participant's death or Disability during the Performance Cycle, or under other circumstances consistent with the regulations and rulings under Section 162(m) of the Code.

     5.7 Notwithstanding any other provisions of this Plan to the contrary, in the event that a Participant's employment or engagement with the Company is terminated for cause, as determined by the Committee, or if the Participant breaches the terms of any confidentiality, inventions and/or non-competition agreement between the Participant and the Company, such Participant shall immediately forfeit all Awards granted to Participant and shall forfeit all rights whatsoever the Participant may have to receive any payments under Awards granted under this Plan; provided, however, that such Participant shall not be required to repay any amounts previously received pursuant to Awards granted under this Plan.

     5.8 Nothing contained in this Article V or elsewhere in this Plan shall eliminate, impair or otherwise affect the right of the Employer to terminate or change the employment of any Eligible Executive at any time, and the grant of an Award to any such Eligible Executive shall not be deemed to, and shall not, result in any agreement, expressed or implied, by the Employer to retain such person in any specific position or in its employ for the duration of the Performance Cycle with respect to such Award or for any other period.

                                   ARTICLE VI
                        Change in Control of the Company

     Unless the Committee determines otherwise or unless otherwise provided in a particular Award, upon the occurrence of a Change of Control during any Performance Cycle, notwithstanding any other provision of this Plan to the contrary, all Awards (to the extent not previously paid) shall be paid at their target value, or in such other amounts as the Committee may determine. Such payment shall be made within sixty (60) days following the consummation of the transaction constituting the Change of Control.

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                                   ARTICLE VII
                           Adjustments to Common Stock

     To the extent that any Awards issued under the Plan are based, in whole or in part, on the common stock, par value $0.001 per share, of the Company (the "Common Stock"), the terms of such Awards shall be adjusted by the Committee, to the extent the Committee determines such adjustments are necessary or appropriate, to reflect any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of the Common Stock other than a normal cash dividend. Any such adjustments determined by the Committee shall be final, binding and conclusive.

                                  ARTICLE VIII
                            Nonalienation of Benefits

     Neither the Award nor any other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

                                   ARTICLE IX
                              Certificates of Award

     The Company shall execute and deliver to each Participant to whom an Award is granted a certificate, in the form prescribed by the Committee, evidencing such Award and stating the date thereof and cash amount that is the subject of the Award.

                                   ARTICLE IX
                  Amendment, Suspension or Termination of Plan

     The Plan shall terminate on December 31, 2006, unless the Plan is terminated earlier by the Board of Directors of the Company or is extended by the Board with the approval of the stockholders. Subject to the foregoing, the Board of Directors of the Company may amend, suspend or terminate this Plan in whole or in part at any time, provided that, except as expressly provided in this Plan, no such amendment, suspension or termination shall materially and adversely affect the rights of the holder of any Award then outstanding unless such holder consents.

                                    ARTICLE X
                                  Miscellaneous

     10.1 The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

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     10.2 The Company shall have the right to deduct from all payments under the
Plan any Federal, state or local income and employment taxes required by law to be withheld with respect to such payments.

     10.3 Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     10.4 In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     10.5 All costs of implementing and administering the Plan shall be borne by the Company.

     10.6 All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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